UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 31, 2014

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36272	37-1744899
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Blue Lagoon Drive Suite 855 Miami, Florida	33126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 575-5850

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 31, 2014, the Board of Directors of Platform Specialty Products Corporation (“Platform”) approved a stock dividend of 10,050,290 shares of Platform’s common stock (the “Common Stock”) with respect to Platform’s 2,000,000 shares of Series A preferred stock currently outstanding (the “Preferred Stock”).  As previously disclosed, holders of the Preferred Stock were entitled to receive a dividend for 2014 on the Preferred Stock in the form of shares of Common Stock equal to 20% of the appreciation of the market price of common shares over the initial offering price of $10.00 multiplied by the total initial offering shares.  The dividend price was $22.85 (calculated based upon the average of the last ten trading days of the year’s volume weighted average share prices) (the “Dividend Price”) and the dividend amount was paid based upon the volume weighted average price of $23.16 on December 31, 2014.  In subsequent years, the dividend amount will be calculated based on the appreciated stock price compared to the highest Dividend Price previously used in calculating the Preferred stock dividends.

The shares of Common Stock representing the Preferred Stock dividend were issued on January 2, 2015.  After giving effect to such issuance, Platform has 192,117,370 shares of Common Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATFORM SPECIALTY PRODUCTS CORPORATION

January 2, 2015	By:	/s/ Frank J. Monteiro
	Name:	Frank J. Monteiro
	Title:	Senior Vice President and Chief Financial Officer